UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2021 (July 19, 2021)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	000-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta,	Ohio	45750-0738
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(740)	373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PEBO	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 19, 2021, following the unanimous recommendation of the Governance and Nominating Committee, the Board of Directors of Peoples Bancorp Inc. (“Peoples”) elected Frances A. Skinner as a director of Peoples. Ms. Skinner will serve as a director of Peoples for an initial term ending at Peoples 2022 Annual Meeting of Shareholders. On July 19, 2021, the Board of Directors of Peoples Bank, the banking subsidiary of Peoples, elected Ms. Skinner as a member of the Peoples Bank Board of Directors.

In her capacity as a non-employee director of each of Peoples and Peoples Bank, Ms. Skinner will receive compensation on the same basis as the other non-employee directors receive for their service on the Peoples and Peoples Bank Boards of Directors and the respective committees of the Peoples and Peoples Bank Boards of Directors. Any appointments of Ms. Skinner to committees will be determined at a later date.

Ms. Skinner is a partner and co-founder of AUM Partners, LLC, Libertyville, Illinois, a consulting firm specializing in leadership development at financial services firms, where she worked from 2009 to 2018 and from 2019 to present. Ms. Skinner also currently serves as an independent director at Fenimore Asset Management, Cobleskill, New York, a privately held investment advisory firm, a position she has held since 2019.

A Certified Public Accountant (“CPA”) and Chartered Financial Analyst (“CFA”), Ms. Skinner served as Chief Administrative Officer – Investments, for Diamond Hill Investment Group, Columbus, Ohio, from 2018 to 2019. Diamond Hill Investment Group is a publicly traded holding company for Diamond Hill Capital Management, Inc., an investment advisory firm. Ms. Skinner served as an independent member of the Board of Directors of Diamond Hill Investment Group from 2010 to 2018, during which time she chaired the Compensation Committee and also served on the Audit Committee and Governance/Nominating Committee.

Prior to joining the board of Diamond Hill Investment Group, Ms. Skinner worked from 2003 to 2009 as an independent consultant with Focus Consulting Group, Long Grove, Illinois. From 1987 to 2003, Ms. Skinner worked for Allstate Investments, LLC, Northbrook, Illinois, and from 1986 to 1987, she worked for Mellon Financial Services, Oak Brook, Illinois. In total, Ms. Skinner has more than 30 years of experience in leadership and consulting positions within the investment industry.

Peoples has determined that neither Ms. Skinner nor any of her immediate family members has had (or proposes to have) a direct or indirect interest in any transaction in which Peoples or any of Peoples’ subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of Securities and Exchange Commission Regulation S-K. Peoples has also determined that Ms. Skinner qualifies as an “Independent Director” as defined in Rule 5605(a)(2) of The Nasdaq Stock Market’s Corporate Governance Requirements.

A copy of the press release announcing Ms. Skinner’s election to the Peoples Board of Directors is included as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits
a) - c)
Not applicable.

d) Exhibits
See Index to Exhibits below.

INDEX TO EXHIBITS

Exhibit Number	Description
99	News Release issued by Peoples Bancorp Inc. on July 19, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	July 19, 2021	By:/s/	CHARLES W. SULERZYSKI
Charles W. Sulerzyski
President and Chief Executive Officer